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WRITER'S TELEPHONE                                                 WRITER'S FAX
  (214) 220-7700                                                  (214) 999-7716

                                March 9, 1999



Trammell Crow Company
2001 Ross Avenue
Dallas, Texas 75201

Ladies and Gentlemen:

     We participated in the preparation of Registration Statement No. 333-72925 on Form S-3 originally filed with the Securities and Exchange Commission by Trammell Crow Company (the "Company") on February 25, 1999, with respect to the sale of common shares of the Company (as thereafter amended from time to time and together with exhibits thereto, the "Registration Statement"), including the discussion set forth in the Registration Statement under the heading "Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

     Our opinion is rendered as of the time the Registration Statement is declared effective and is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date of the Registration Statement, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement.
This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the United States Securities Act of 1933.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.